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625 Fourth Avenue South
Minneapolis, Minnesota  55415

[logo] LUTHERAN BROTHERHOOD
       VARIABLE INSURANCE
       PRODUCTS COMPANY                                       EXHIBIT 11


April 26, 2001


Lutheran Brotherhood Variable
Insurance Products Company
625 Fourth Avenue South
Minneapolis, MN   55415

Ladies and Gentlemen:

I consent to the use of my name under the heading "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 27 to the registration statement, on Form S-6, File No. 33-3243, to be filed with the Securities and Exchange Commission.

Very truly yours,



/s/ John C. Bjork
John C. Bjork
Assistant Secretary
(612) 340-7005

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